EXHIBIT 4.3
                                   -----------


                    Form of Restricted Stock Award under the
                  PFF Bancorp, Inc. 2004 Equity Incentive Plan

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                                PFF BANCORP, INC.
                           2004 EQUITY INCENTIVE PLAN
                          RESTRICTED STOCK AWARD NOTICE
                          -----------------------------

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

___________________________________________________________________________________________________________________________
NAME OF AWARD RECIPIENT                                                                              SOCIAL SECURITY NUMBER

___________________________________________________________________________________________________________________________
                                                       STREET ADDRESS

___________________________________________________________________________________________________________________________
CITY                                                        STATE                                                  ZIP CODE
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This Restricted Stock Award Notice is intended to set forth the terms and conditions on which an Award has been granted under the PFF Bancorp, Inc. 2004
Equity Incentive Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

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=============================== ================ ================ =============== =============== ==================

    Restricted Stock Award            (A)              (B)             (C)             (D)               (E)
------------------------------- ---------------- ---------------- --------------- --------------- ------------------

                Effective Date
------------------------------- ---------------- ---------------- --------------- --------------- ------------------

              Class of Shares*      Common           Common           Common          Common           Common
------------------------------- ---------------- ---------------- --------------- --------------- ------------------

        No. of Awarded Shares*
------------------------------- ---------------- ---------------- --------------- --------------- ------------------

      Type of Award (Escrow or
         Legended Certificate)
------------------------------- ---------------- ---------------- --------------- --------------- ------------------

                 Vesting Date*
=============================== ================ ================ =============== =============== ==================
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*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND
CONDITIONS.

By signing where indicated below, PFF Bancorp, Inc. (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated October 29, 2004 for the PFF Bancorp, Inc. 2004 Equity Incentive Plan.

PFF BANCORP, INC.                           AWARD RECIPIENT

By
   ------------------------------------     ------------------------------------
     NAME:
     TITLE:


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INSTRUCTIONS: This page should be completed by or on behalf of the Employee
Compensation and Benefits Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------

                                PFF BANCORP, INC.
                           2004 EQUITY INCENTIVE PLAN
                             RESTRICTED STOCK AWARD
                             ----------------------

                          GENERAL TERMS AND CONDITIONS

         SECTION 1. SIZE AND TYPE OF AWARD. The shares of Common Stock, par value $.01 per share, of PFF Bancorp, Inc. ("Shares") covered by this Award ("Awarded Shares") are listed on this Restricted Stock Award Notice. Your Restricted Stock Award Notice designates the Awarded Shares as either "Escrow" or "Legended Certificate".

         (A) LEGENDED CERTIFICATE. If your Awarded Shares are designated "Legended Certificate," a stock certificate evidencing the Awarded Shares will be issued in your name. The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Plan. You may elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are placed in the brokerage account in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are placed in your brokerage account.

         (B) ESCROW. If your Awarded Shares are designated "Escrow," the Awarded Shares will either be held in the name of the Plan Funding Agent on a pooled basis with other Awarded Shares that have been designated "Escrow," or they will be evidenced by a legended stock certificate in your name that will be held on your behalf. You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

         SECTION 2.  VESTING.

         (A) VESTING DATES. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate (or a book entry listing) evidencing your unrestricted ownership of the vested Awarded Shares will be distributed to you or placed in a brokerage account on your behalf. If a legended stock certificate evidencing these Awarded Shares was previously placed in your brokerage account, it will be exchanged for an unrestricted certificate or book entry listing.

         (B) FORFEITURES. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was placed in a brokerage account for you will be returned to the Plan Funding Agent to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

         (C) ACCELERATED VESTING. Your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death or Disability before your termination of service with the Company. Similarly, all of your outstanding Awarded Shares that have not vested will become fully and immediately vested in the event a Change of Control occurs before you terminate service with the Company; provided, that these unvested Awarded Shares shall accelerate vesting only if no substitute award is made pursuant to section 8.3(c) of the Plan. In addition, any unvested Awarded Shares shall vest upon the date your employment terminates not for Cause if such termination of employment occurs within eighteen months of a Change of Control. You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

         (D) DEFINITION OF SERVICE. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director of the Company or PFF Bank & Trust.

         SECTION 3. DIVIDENDS. If your Awarded Shares are in the form of Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice will be credited to your brokerage account for your benefit on an unrestricted basis. If your Awarded Shares are designated "Escrow", you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct the Employee Compensation and Benefits Committee and/or the Plan Funding Agent to remit to the Company for payment to you any dividends that either of them may receive as the record holder of your unvested Awarded Shares.

         SECTION 4. VOTING RIGHTS. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are placed in your brokerage account, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Employee Compensation and Benefits Committee or the Plan Funding Agent, such entity will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

         SECTION 5. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

         SECTION 6. PLAN PROVISIONS CONTROL. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, you acknowledge receipt of a copy of the Plan and a copy of the Prospectus for the Plan dated October 29, 2004.

                   APPENDIX A TO RESTRICTED STOCK AWARD NOTICE
                                PFF BANCORP, INC.
                           2004 EQUITY INCENTIVE PLAN

                          BENEFICIARY DESIGNATION FORM

--------------------------------------------------------------------------------

GENERAL
INFORMATION

             USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO WILL RECEIVE SHARES AVAILABLE FOR DISTRIBUTION AT THE TIME OF YOUR DEATH.

Name of
Award Recipient  _________________________    Social Security Number ___-__-____

BENEFICIARY     COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE
DESIGNATION     SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
                CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED
                BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
                BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE
                INCREASED PROPORTIONATELY.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies), reserving the right to change or revoke this designation at any time prior to my death:


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
                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
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                                                                                                                        Total = 100%
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B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

                    NAME                                        ADDRESS                 RELATIONSHIP      BIRTH DATE       SHARE
                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%

                                            -------------------------------------------
------------------------------------------- ------------------------------------------- --------------- --------------- -----------%
                                                                                                                        Total = 100%
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               I understand that this Beneficiary Designation shall be
               effective only if properly completed and received by the
               Employee Compensation and Benefits Committee of PFF Bancorp, Inc.
               prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective
               Beneficiary designation revokes my prior designation(s) with
    S    H     respect to all outstanding Awarded Shares.
    I    E
    G    R
    N    E     _________________________________________     ___________________
                          YOUR SIGNATURE                             DATE

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--------------------------------------------------------- INTERNAL USE ONLY --------------------------------------------------------
This Beneficiary Designation was received by the Employee Compensation and                           Comments
Benefits Committee of PPF Bancorp, Inc. on the date indicated.



By
  ---------------------------------------   -----------------------------------
         AUTHORIZED SIGNATURE                             DATE
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